Exhibit 10.5

POWER OF ATTORNEY

Trustor: Xinyang Wang, citizen of People’s Republic of China, ID NO. [XXXXXXXXXXXXXXXXXX], residence of Zhejiang Lishui Liandu District, is one of the shareholders of Hangzhou Wangbo Investment Management Co., Ltd.(“Hangzhou Company”).

Trustee: Zhengyu Wang, citizen of People’s Republic of China, ID NO. [XXXXXXXXXXXXXXXXXX], residence: Building 14, Room 503, Jincheng Garden, West Lake District, Hangzhou, is designee of Shanghai Jiamu Investment Management Co., Ltd, (“Shanghai Company”).

Whereas,

1) Trustor, Zhengyu Wang, Shanghai Company and Hangzhou Company entered into a Proxy Agreement dated as of December 10, 2019.

2) Trustee was designated by Shanghai Company to exercise rights under Proxy Agreement on behalf of Shanghai Company.

Thereof, Trustor issues Trustee with this Power of Attorney:

Matter and limits of authority: Trustor hereby irrevocably authorizes Trustee to solely exercise shareholder voting right of Hangzhou Company under the law and Memorandum and Articles of Association of Hangzhou Company as representative, including, without limitation:

a.	Convene, convoke and attend shareholders’ meeting of Hangzhou Company as representative of Trustor;
b.	Submit proposal to Hangzhou Company Board of shareholders as representative of Trustor;
c.	Vote on matters to be deliberated at the shareholders’ meeting of Hangzhou Company (including, without limitation, elect or remove directors, supervisors, etc.);
d.	Sign on minutes of Hangzhou Company shareholders’ meeting;
e.	Exercise other voting rights of shareholders under Memorandum and Articles of Association of Hangzhou Company ;
f.	Submit relevant documents to industrial and commercial registration offices and other government authorities concerned in order to performance or guarantee this contract as representative of Trustor (shareholder);
g.	Sign Share Transfer Agreement or other relevant documents, deal with official documents, registration, records or other procedures in order to enable share transfer under Exclusive Purchase Agreement take effect.

Term of entrustment : This Power of Attorney is always effect unless the effectiveness of Proxy Agreement terminates, Shanghai Company designates other person as Trustee under Proxy Agreement, the Trustee dies or loses capacity for civil conduct.

Re-entrustment: Trustor agrees that Trustee has the right to re-entrust other persons to exercise rights on behalf of Trustee.

Trustor:	/s/ Xinyang Wang

December 10, 2019